Exhibit 10.2

BRISTOW GROUP INC.
2007 LONG TERM INCENTIVE PLAN

SECTION 1.

GENERAL PROVISIONS RELATING TO

PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1	Purpose

The purpose of the Bristow Group Inc. 2007 Long Term Incentive Plan as set forth herein and as may be amended from time to time (the “Plan”) is to provide a means whereby Bristow Group Inc., a Delaware corporation (the “Company” or “Bristow”), may advance the best interests of the Company and any Parent or Subsidiaries by providing Outside Directors, Employees and Consultants with additional incentives through the grant of Options to purchase Common Stock of the Company, par value US $0.01 per share (“Common Stock”), Shares of Restricted Stock, Other Stock-Based Awards (payable in cash or Common Stock) and Performance Awards, thereby increasing the personal stake of such Outside Directors, Employees and Consultants in the continued success and growth of the Company.

The Plan provides for payment of various forms of incentive compensation and it is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The Plan is adopted and made effective as of May 3, 2007 subject to Company stockholder approval (the “Effective Date”) and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 6.6, until all Shares subject to the Plan have been purchased or acquired according to its provisions.  However, in no event may any Incentive Award be granted under the Plan after the expiration of ten (10) years from the Effective Date.

1.2	Definitions

The following terms shall have the meanings set forth below:

(a)  Award Letter.  The written or electronic award letter issued by the Company to the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as further described in Section 5.1(a).

(b)  Board.  The Board of Directors of the Company.

(c)  Code.  The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority.  References herein to any provision of the Code shall refer to any successor provision thereto.

(d)  Committee.  A committee appointed by the Board consisting of not less than two directors as appointed by the Board to administer the Plan.  The Plan shall be administered by a committee appointed by the Board consisting of not less than two directors who fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act, the “outside director” requirements of Section 162(m) of the Code and the “independent” requirement of the rules of any national securities exchange or the Nasdaq Stock Market, Inc. (“NASDAQ”), as the case may be, on which any of the securities of the Company are traded, listed or quoted, if any.  The Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.

The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.  The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee.  The members of the Committee shall serve at the discretion of the Board.

Notwithstanding the preceding paragraphs, the term “Committee” as used in the Plan with respect to any Incentive Award for an Outside Director shall refer to the entire Board.  In the case of an Incentive Award for an Outside Director, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Incentive Award, and any actions as to such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion).  When the Board exercises its authority to act in the capacity as the Committee hereunder with respect to an Incentive Award for an Outside Director, it shall so designate with respect to any action that it undertakes in its capacity as the Committee.

(e)  Consultant.  An independent agent, consultant, or any other individual who is not an Outside Director or Employee of the Company (or any Parent or Subsidiary) and who (i), in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Parent or Subsidiary), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(f)  Employee.  Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code, including, without limitation, officers who are members of the Board.

(g)  Employment.  Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code.  In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee.  Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, or government service, or military leave, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement.  Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion.

Unless otherwise provided in the Award Letter, the term “Employment” for purposes of the Plan is also defined to include (i) compensatory or advisory services performed by a Consultant for the Company (or any Parent or Subsidiary) and (ii) membership on the Board by an Outside Director.

(h)  Exchange Act.  The Securities Exchange Act of 1934, as amended.

(i)  Fair Market Value.  The Fair Market Value of one share of Common Stock as of any date is deemed to be (i) the closing sales price on the date of determination of a share of Common Stock as reported on the consolidated reporting system for the securities exchange(s) on which Shares are then listed or admitted to trading (as reported in the Wall Street Journal or other reputable source), or (ii) if not so reported, the average of the closing bid and asked prices for a Share on the date of determination as quoted on NASDAQ, or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share on the date of determination as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System.  If there was no public trade of Common Stock on the date of determination, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

If the preceding paragraph is not applicable as of the date of determination, the determination of the Fair Market Value of the Common Stock for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith.  In this respect, the Committee may rely on such financial data, valuations, experts, and other sources, in its discretion, as it deems advisable under the circumstances.

(j)  Grantee.  Any Employee, Consultant or Outside Director who is granted an Incentive Award under the Plan.

(k)  Immediate Family.  With respect to a Grantee, the Grantee’s spouse, children or grandchildren (including legally adopted and step children and grandchildren).

(l)  Incentive Award.  A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option,  Restricted Stock Award, Other Stock-Based Award or Performance Award.

(m)  Incentive Stock Option or ISO.  A Stock Option granted by the Committee to an Employee under Section 2 which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(n)  Insider.  An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

(o)  Nonstatutory Stock Option. A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option.

(p)  Other Stock-Based Award.  An award granted by the Committee to a Grantee under Section 4.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(q)  Outside Director.  A member of the Board who is not, at the time of grant of an Incentive Award, an Employee of the Company or any Parent or Subsidiary.

(r)  Parent. Any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Section 424(e) of the Code.

(s)  Performance Award. An award granted by the Committee to the Grantee under Section 4.3.

(t)  Performance-Based Exception.  The performance-based  exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code Section 162(m) and Treasury Regulation Section 1.162-27(e) (or its successor), which is applicable during such period that the Company is a publicly held corporation as defined in Code Section 162(m).

(u)  Performance Criteria. The performance criteria described in Section 4.3 which are the basis for Performance Goals.

(v)  Performance Goal. The performance goal or goals applicable to a Performance Award pursuant to Section 4.3 that is determined by the Committee and set out in an Award Letter.

(w)  Performance Period.  A period of time, as may be determined in the discretion of the Committee and set out in an Award Letter, over which performance is measured for the purpose of determining a Grantee’s right to and the payment value of an Incentive Award.

(x)  Performance Share or Performance Unit.  An Incentive Award that is a Performance Award under Section 4.3 representing a contingent right to receive cash or Shares of Common Stock (which may be Restricted Stock or  Restricted Stock units) at the end of a Performance Period.

(y)  Restricted Stock. Shares of Common Stock issued or transferred to a Grantee pursuant to Section 3.

(z)  Restricted Stock Award. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

(aa)  Restriction Period. The period of time determined by the Committee and set forth in an Award Letter during which the transfer of Restricted Stock by the Grantee is restricted.

(bb)  Share.  A share of the Common Stock.

(cc)  Stock Option or Option.  Pursuant to Section 2, (i) an Incentive Stock Option granted to an Employee or (ii) a Nonstatutory Stock Option granted to an Employee, Consultant or Outside Director, whereunder such stock option the Grantee has the right to purchase Shares of Common Stock.  In accordance with Section 422 of the Code, only an Employee may be granted an Incentive Stock Option.

(dd)  Subsidiary.  Any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.

1.3	Plan Administration

(a)  With respect to awards to eligible Employees, Consultants and Outside Directors, the Plan shall be administered  by the Committee as defined in Section 1.2(d).

(b)  Authority of the Committee.  Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan, the terms and conditions of Incentive Awards, the Award Letter or any agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan’s administration.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Letter.

(c)  Decisions Binding.  All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its Parent and Subsidiaries, and its stockholders, Employees, Grantees, and their estates and beneficiaries.  The Committee’s decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

(d)  Modification of Outstanding Incentive Awards; Prohibition on Repricing.  Subject to the stockholder approval requirements of Section 6.6 if applicable and except as otherwise provided in Section 4.3, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) except as otherwise provided in Section 6.14, not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee.  The Committee may neither (i) amend any Option or stock appreciation right (“SAR”) to reduce its initial Exercise Price or grant price, nor (ii) cancel or replace any Option or SAR with Options or SARs having a lower Exercise Price or grant price, without the approval of the stockholders of the Company.

(e)  Delegation of Authority.  The Committee may delegate to designated officers or other Employees of the Company any of its duties under this Plan pursuant to such conditions or limitations as the Committee may establish from time to time; provided, however, the Committee may not delegate to any person the authority to (i) grant Incentive Awards to Employees who are executive officers, or (ii) take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code.

1.4	Shares of Common Stock Available for Incentive Awards

Subject to adjustment under Section 5.5, there shall be available for Incentive Awards under the Plan that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) 1,200,000 Shares of Common Stock; in addition any Shares under any grants or awards under the Bristow 2004 Stock Incentive Plan or the Bristow 2003 Nonqualified Plan for Non-Employee Directors (the “Prior Plans”) that expire or are forfeited, terminated or otherwise cancelled or that are settled in cash in lieu of shares shall be available for Incentive Awards under this Plan.  Of the total amount of Shares available under the Plan, 500,000 of the Shares reserved under the Plan shall be available for grants based on stock other than as a Stock Option or SAR.  The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan that are forfeited or terminated, are cancelled, expire unexercised, are settled in cash in lieu of Common Stock or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder.  With respect to SARs, when a stock-settled SAR is exercised, the Shares of Common Stock subject to the SAR Award Letter shall be counted against the number of Shares of Common Stock available for future grant or sale under the Plan, regardless of the number of Shares of Common Stock used to settle the SAR upon exercise.  Shares of Common Stock used to pay the exercise price of a Stock Option or used to satisfy tax withholding obligations shall not become available for future grant or sale under this Plan.  The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Incentive Awards.

The following limitations shall apply to grants of Incentive Awards to Employees:

(a)  Subject to adjustment as provided in Section 5.5, the maximum aggregate number of Shares of Common Stock that may be subject to Incentive Awards denominated with respect to Shares of Common Stock (including Stock Options, Restricted Stock, Other Stock-Based Awards, SARs or Performance Awards paid out in Shares) granted to an Employee in any calendar year shall be 200,000 Shares.

(b)  With respect to Incentive Awards denominated with respect to cash (including Other Stock–Based Awards or Performance Awards paid out in cash), the maximum aggregate cash payout to an Employee in any calendar year shall be $5,000,000.

(c)  The limitations of subsections (a) and (b) above shall be construed and administered so as to comply with the Performance-Based Exception.

1.5	Common Stock Available.

The Common Stock available for issuance or transfer under the Plan shall be made available from (a) Shares now or hereafter held in the treasury of the Company, (b)  authorized but unissued Shares, or (c) Shares to be purchased or acquired by the Company; provided, however, the Company shall not use cash proceeds from the exercise of Options granted under the Plan to purchase Shares in a non-private transaction for issuance or transfer under the Plan.  No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.6	Participation

(a)  Eligibility.  Employees, Consultants and/or Outside Directors may become eligible for Incentive Awards.  The Committee shall from time to time designate those Employees, Consultants and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares covered by the Incentive Award granted to each such person, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent not inconsistent with the provisions of the Plan.  A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

(b)  Incentive Stock Option Eligibility.  No Consultant or Outside Director shall be eligible for the grant of any Incentive Stock Option.  In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary.  This restriction does not apply if, at the time such Incentive Stock Option is granted, the Exercise Price with respect to the Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.  For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee’s percentage ownership in the Company or any Parent or Subsidiary.  This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

SECTION 2.

STOCK OPTIONS

2.1	Grant of Stock Options

The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees, Consultants and/or Outside Directors and (b) Incentive Stock Options to Employees only in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion.  Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

2.2	Stock Option Terms

(a)  Award Letter.  Each grant of a Stock Option shall be evidenced by an Award Letter.  Among its other terms and conditions, each Award Letter shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee’s Employment.

(b)  Number of Shares.  Each award of a Stock Option shall specify the number of Shares of Common Stock to which it pertains.

(c)  Exercise Price.  The price at which a share of Common Stock may be purchased pursuant to  each Stock Option (the “Exercise Price”) shall be determined by the Committee; provided, however, that the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date the Stock Option is granted (110% for an Incentive Stock Option granted to 10% or greater stockholders pursuant to Section 1.6(b)). Each Stock Option shall specify the method of exercise which shall be consistent with the requirements of Section 2.3(a).

(d)  Term.  In the Award Letter, the Committee shall fix the term of each Stock Option (which shall be not more than ten (10) years from the date of grant or, for ISO grants to ten percent (10%) or greater stockholders pursuant to Section 1.6(b), five (5) years from the date of grant).  In the event no term is fixed, such term shall be ten (10) years from the date of grant.

(e)  Exercise.  The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part.  Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable.  Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives.  All such terms and conditions shall be set forth in the Award Letter.

2.3	Stock Option Exercises

(a)  Method of Exercise and Payment.  Stock Options shall be exercised by the delivery of a written or electronic notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise.  The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Exercise Price shall be payable to the Company in full in cash or its equivalent, or subject to prior approval by the Committee in its discretion, (i) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (ii) by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (iii) by a combination of (i) and (ii) above.  Any payment in Shares shall be effected by the surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised.  Unless otherwise permitted by the Committee in its discretion, the Grantee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

As soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option.

Subject to Section 5.2, during the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee (or his legal guardian in the event of his disability) or by a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a).

(b)  Restrictions on Share Transferability.  The Committee may impose such restrictions on any grant of Stock Options or on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any buy/sell agreement or right of first refusal, non-competition, and any other agreement between the Company and any of its securities holders or Employees, (ii) any applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or (iv) any blue sky or state securities law applicable to such Shares.  Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

Any Grantee or other person exercising an Incentive Award may be required by the Committee to give a written representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.

(c)  Notification of Disqualifying Disposition of Shares from Incentive Stock Options.  Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

(d)  Proceeds of Option Exercise.  The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

SECTION 3.

RESTRICTED STOCK

3.1	Award of Restricted Stock

(a)  Grant.  In consideration of the performance of services by any Grantee who is an Employee, Consultant or Outside Director, Shares of Restricted Stock may be awarded under the Plan by the Committee with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Grantee.  Restricted Stock may, at the discretion of the Committee, be awarded upon the satisfaction of performance objectives.  The award or vesting of Restricted Stock may also, at the discretion of the Committee, be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 4.3 with respect to Performance Awards.  Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date.  The terms and conditions of each grant of Restricted Stock shall be evidenced by an Award Letter.

(b)  Immediate Transfer Without Immediate Delivery of Restricted Stock.  Unless otherwise specified in the Grantee’s Award Letter, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services entitling such Grantee to all voting and other ownership rights in such Shares.

As specified in the Award Letter, a Restricted Stock Award may limit the Grantee’s dividend rights during the Restriction Period in which the Shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer.  In the Award Letter, the Committee may apply any restrictions to the dividends that the Committee deems appropriate.

Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, until such time as the restrictions on transfer have expired.  All such terms and conditions shall be set forth in the particular Grantee’s Award Letter.

3.2	Restrictions

(a)  Forfeiture of Restricted Stock.  Unless otherwise specified by the Committee in the Award Letter, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Grantee to such Shares shall terminate.  Restrictions shall be set forth in the particular Grantee’s Award Letter and may lapse upon the satisfaction of performance objectives.

(b)  Removal of Restrictions.  The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

3.3	Delivery of Shares of Common Stock

Subject to withholding taxes under Section 6.2 and to the terms of the Award Letter, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the Award Letter have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions.  Such delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Grantee or other appropriate recipient.

SECTION 4.

OTHER STOCK-BASED AWARDS AND PERFORMANCE AWARDS

4.1	Grant of Other Stock-Based Awards

Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, Shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company.  Other Stock-Based Awards include, without limitation, SARs, purchase rights, Shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of, or the performance of, the Company or a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary.  As is the case with other Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.

4.2	Other Stock-Based Award Terms

(a)  Award Letter.  The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Award Letter.

(b)  Purchase Price.  Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to fifty percent (50%) of the Fair Market Value of the Shares covered by such grant on the date of grant (or such other percentage higher than 50% that is required by applicable tax or securities law).  Notwithstanding the foregoing, with respect to an Incentive Award for a SAR, the exercise price per share of Common Stock covered by the SAR shall not be less than one hundred percent (100%) of Fair Market Value of a share of Common Stock on the date of the grant of the SAR.

(c)  Performance Criteria and Other Terms.  In its discretion, the Committee may specify such criteria, periods or goals for the grant or vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee.  The grant, vesting or payment of Other Stock-Based Awards may also, at the discretion of the Committee, be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 4.3 with respect to Performance Awards.  All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Award Letter.

(d)  Payment.  Other Stock-Based Awards may be paid in Shares of Common Stock or other consideration, including cash, related to such Shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Letter.

(e)  Dividends.  The Grantee of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Other Stock-Based Award, unless (and to the extent) otherwise determined by the Committee and set forth in the Award Letter.  The Committee may also provide in the Award Letter that the amounts of any dividends or dividend equivalent shall be deemed to have been reinvested in additional Shares of Common Stock.

4.3	Performance Awards

(a)  Grant. The Committee is authorized to grant Performance Awards to selected Grantees who are Employees or Consultants.  Performance Awards may be by reference to Performance Shares or Performance Units, and may at the discretion of the Committee, be awarded upon the satisfaction of Performance Goals.  The vesting or settlement of Performance Awards may also, in the discretion of the Committee, be conditioned upon the achievement of Performance Goals.  Each grant of Performance Awards shall be evidenced by an Award Letter in such amounts and upon such terms as shall be determined by the Committee.  When the Committee desires a Performance Award to qualify for the Performance-Based Exception, the Committee shall establish the Performance Goals for the respective Performance Award prior to or within 90 days of the beginning of the Performance Period relating to such Performance Goal, or at such other date as may be permitted or required for the Performance-Based Exception, and not later than after 25 percent of such Period has elapsed, and such Performance Goals shall otherwise comply with the requirements of the Performance-Based Exception.  For all other Performance Awards, the Performance Goals must be established before the end of the respective Performance Period.  The Committee may make grants of Performance Awards in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Awards and their contingent values which may vary depending on the degree to which Performance Criteria established by the Committee are met.  The Committee shall have the power to impose such other restrictions on Performance Awards intended to qualify for the Performance-Based Exception as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all the requirements to qualify for the Performance-Based Exception.

(b)  Performance Criteria. The Committee may establish Performance Goals applicable to Performance Awards based upon the Performance Criteria and other factors set forth below in one or more of the following categories: (i) performance of the Company as a whole, (ii) performance of a segment of the Company’s business, and (iii) individual performance and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the Committee.  Performance Criteria for the Company shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis. Performance Criteria for a segment of the Company’s business shall relate to the achievement of financial and operating objectives of the segment for which the Grantee is accountable.  “Performance Criteria” means one or more of the following measures: sales, free cash flow, revenue, pre-tax or after-tax profit levels, including: earnings per share, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total stockholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share, debt to equity ratio, market share, price per share of Common Stock, economic value added and market value added; levels of operating expense and maintenance expense or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein; safety measurements including:  total recordable incident rate to labor hours ratios, lost time accidents to labor hours ratios, or flight accidents to flight hours ratios; or such similar objectively determinable financial or other measures as may be adopted by the Committee. Individual Performance Criteria shall relate to a Grantee’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The Performance Goals may differ among Grantees, including among similarly situated Grantees.  Performance Criteria shall be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of a Performance Award that is consistently applied and identified.  In establishing a Performance Goal applicable to a Performance Award, the Committee may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of Performance Goal achievement to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s, a Subsidiary’s or a business segment’s reported results.

(c)  Modification.   If the Committee determines, in its discretion exercised in good faith, that the established Performance Goals are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the Performance Goals to the extent it considers such modification to be necessary; provided, however, no such modification shall be made with respect to any Performance Award that is intended to qualify for the Performance-Based Exception unless (i) such modification is made no later than the deadline established under Code Section 162(m), and (ii) no Performance Award is paid under the modified Performance Goal until after the material terms of the modified Performance Goal are disclosed to and approved by the Company’s stockholders to the extent required by Code Section 162(m).

(d)  Payment.  The basis for the grant, vesting or payment, as applicable, of Performance Awards for a given Performance Period shall be the achievement of those Performance Goals determined by the Committee as specified in the Grantee’s Award Letter.  If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights under the Performance Award shall cease.  At any time prior to the payment of a Performance Award, unless otherwise provided by the Committee or prohibited by the Plan, the Committee shall have the authority to reduce or eliminate the amount payable with respect to the Performance Award, or to cancel any part or all of  the Performance Award but, with respect to Performance Awards intended to qualify for the Performance-Based Exception, shall not have the authority in its discretion to increase the amount payable with respect to the Performance Award except as permitted under Section 5.5.  With respect to Performance Awards intended to qualify for the Performance-Based Exception, the Committee may not waive the achievement of the applicable Performance Goal except to the extent provided in the respective Award Letter upon the death or disability of the Grantee or a change in control of the Company.  The Committee’s determination with respect to a Performance Period of whether and to what extent a Performance Goal has been achieved, and, if so, of the amount of the Performance Award earned for the Performance Period shall be final and binding on the Company and all Grantees, and, with respect to Performance Awards that are intended to qualify for the Performance-Based Exception, these determinations shall be certified in writing before such Performance Awards are paid.

SECTION 5.

PROVISIONS RELATING TO PLAN PARTICIPATION

5.1	Plan Conditions

(a)  Award Letter.  Each Grantee to whom an Incentive Award is granted shall be provided an Award Letter by the Company, in such form as is provided by the Committee.  The Award Letter shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award.  Such terms need not be uniform among all Grantees or any similarly situated Grantees.  The Award Letter may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any Employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, an agreement restricting the transferability of Shares by Grantee.  An Award Letter shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee.

(b)  No Right to Employment.  Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

(c)  Securities Requirements.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

5.2	Transferability and Exercisability

Incentive Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined by Section 414(p) of the Code); provided, however, only with respect to Incentive Awards of Nonstatutory Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family (except that the Grantee may also be a beneficiary of such trust), or (iii) a partnership in which such members of such Immediate Family are the only partners (except that Grantee may also be a partner), provided that (A) there may be no consideration for any such transfer, (B) the Award Letter pursuant to which such Nonstatutory Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5.2, and (C) subsequent transfers of transferred Options shall be prohibited except in accordance with clauses (a) and (b) (above) of this sentence.  Following any permitted transfer, any Incentive Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Grantee” shall be deemed to refer to the transferee.  The termination of Employment events in the Award Letter shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Award Letter.

Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee shall remain subject to withholding taxes upon exercise.  In addition, the Company shall have no obligation to provide any notices to a transferee including, for example, of the termination of an Incentive Award following the original Grantee’s termination of Employment.

In the event that a Grantee terminates Employment with the Company to assume a position with a governmental, charitable, educational or other nonprofit institution, the Committee may, in its discretion, subsequently authorize a third party, including but not limited to a “blind” trust, to act on behalf of and for the benefit of such Grantee regarding any outstanding Incentive Awards held by the Grantee subsequent to such termination of Employment.  If so permitted by the Committee, a Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any distribution under the Plan upon the death of the Grantee.

No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer.  Any attempted transfer in violation of this Section 5.2 shall be void and ineffective.  All determinations under this Section 5.2 shall be made by the Committee in its discretion.

5.3	Rights as a Stockholder

(a)  No Stockholder Rights.  Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

(b)  Representation of Ownership.  In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

5.4	Listing and Registration of Shares of Common Stock

The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Shares of Common Stock are traded.  The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares of Common Stock to be made pursuant to a registration statement, or an exemption from registration, or other methods for compliance available under federal or state securities laws.  The Committee shall inform the Grantee in writing or electronically of its decision to defer the effectiveness of the exercise of an Incentive Award.  During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Grantee may, by written or electronic notice to the Committee, as permitted by the Committee in its discretion, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

5.5	Change in Stock and Adjustments

(a)  Changes in Law or Circumstances.  In the event of any change in applicable law or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should so determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination.  Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan and that are subject to the special limits under Section 1.4, (ii) the number of Shares subject to Incentive Awards, and (iii) the Exercise Price or other price per Share for outstanding Incentive Awards.  Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent permitted under Code Section 424 and not constituting a “modification” within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing or electronically.  The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

(b)  Exercise of Corporate Powers.  The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c)  Recapitalization of the Company.  If while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and that are subject to the special limits under Section 1.4 and the number of Shares, Exercise Price and Fair Market Value of Incentive Awards shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Exercise Price or Fair Market Value of the Incentive Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Exercise Price or Fair Market Value of the Incentive Awards awarded shall be proportionately increased.  The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this subsection (c).

(d)  Issue of Common Stock by the Company.  Except as hereinabove expressly provided in this Section 5.5, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Exercise Price or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards; provided, however, in such event, outstanding Shares of Restricted Stock shall be treated the same as outstanding unrestricted Shares of Common Stock.

(e)  Assumption under the Plan of Outstanding Stock Options. Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based incentive awards that were granted under a stock option plan (or other type of stock incentive plan or agreement) that is or was maintained by a newly acquired or currently owned corporation or other entity that was merged into, restructured, consolidated with, or whose stock or assets were acquired by, the Company or a Subsidiary of the Company as the surviving corporation.  Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised stock option or other stock-based incentive award, such as, for example, retaining an existing exercise price under an outstanding stock option.  Any such assumption and continuation of any such previously granted and unexercised incentive award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.4.

(f)  Assumption of Incentive Awards by a Successor.  Subject to the accelerated vesting and other provisions that may apply in the event of a change in control in the Award Letter, in the event of a Corporate Event (defined below), each Grantee shall be entitled to receive, in lieu of the number of Shares subject to Incentive Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of Shares which Grantee would have received had he exercised the Incentive Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the Exercise Price and the number of Shares issuable on exercise of outstanding Stock Options).  For this purpose, Shares of Restricted Stock shall be treated the same as unrestricted outstanding Shares of Common Stock.  A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof).  The Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

Notwithstanding the previous paragraph of this Section 5.5(f), but subject to any accelerated vesting and other provisions as specified in any Award Letter that apply in the event of a change in control, in the event of a Corporate Event (described in the previous paragraph), the Committee, in its discretion, shall have the right and power to:

(i)  cancel, effective immediately prior to the occurrence of the Corporate Event, each outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the exercise price of such Incentive Award, if any; provided, however, this subsection (i) shall be inapplicable to an Incentive Award granted within six (6) months before the occurrence of the Corporate Event but only if the Grantee is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Incentive Award after the expiration of six (6) months from the date of grant; or

(ii)  provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the Exercise Price or exercise price of the Incentive Award, if any, or in the number of Shares or amount of property (including cash) subject to the Incentive Award; or

(iii)  provide for assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.

(a)  The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this subsection (f).

(g)  Substitute Awards.  Incentive Awards granted under the Plan may, at the discretion of the Committee, be granted in substitution or exchange for any other award granted under another plan of the Company or any Subsidiary of the Company.  Such substitution and exchange may be granted at any time.  If an Incentive Award is granted in substitution or exchange for another award under another plan of the Company or a plan of a Subsidiary, the Committee shall require the surrender of such other award.

5.6	Termination of Employment, Death, Disability and Retirement

The Committee shall in its sole discretion establish conditions, if any, for inclusion in the applicable Award Letter for any acceleration of vesting, lapse of restrictions, the exercise period, the definition of disability and other terms and conditions in the event of termination of Employment, death, disability or retirement.

5.7	Change in Control

The Committee shall in its sole discretion establish conditions, if any, for inclusion in the applicable Award Letter for the acceleration of vesting, lapse of restrictions and any other terms and conditions in the event of a change in control.  The events that shall constitute a change in control shall be specified in the Award Letter.

5.8	Exchange of Incentive Awards

The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

5.9	Financing

To the extent permitted by the Sarbanes-Oxley Act of 2002 or other applicable law, the Company may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any Grantee to purchase Shares pursuant to exercise of an Incentive Award upon such terms as are approved by the Committee and the Board in their discretion.

SECTION 6.

GENERAL

6.1	Funding and Liability of Company

No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets.  In addition, the Company shall not  be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan.   Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto.  The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto.  Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Award Letter, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

6.2	Withholding Taxes

(a)  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

(b)  Share Withholding.  With respect to tax withholding required upon the exercise of Stock Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All such elections shall be made in writing or electronically, as permitted by the Committee in its discretion, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.  Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Grantee.

(c)  Loans.  To the extent permitted by the Sarbanes-Oxley Act of 2002 or other applicable law, the Committee may provide for loans, on either a short term or demand basis, from the Company to a Grantee who is an Employee or Consultant to permit the payment of taxes required by law.

6.3	No Guarantee of Tax Consequences

Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

6.4	Designation of Beneficiary by Participant

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing or electronically with the Committee during the Grantee’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

6.5	Deferrals

The Committee may permit a Grantee to defer such Grantee’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Other Stock-Based Awards.  If any such deferral election is permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals to the extent consistent with the Code.

6.6	Amendment and Termination

The Board shall have complete power and authority to terminate or amend the Plan at any time; provided, however, the Board shall not, without the approval of the stockholders of the Company (within the time period required by applicable law, if any) (a) except as provided in Section 5.5, increase the maximum number of Shares which may be issued under the Plan pursuant to Section 1.4, (b) amend the requirements as to the class of Employees eligible to be granted Awards under the Plan, (c) to the extent applicable, increase the maximum limits on Incentive Awards to Employees as set for compliance with the Performance-Based Exception, (d) extend the term of the Plan, (e) permit the cancellation or purchase by the Company of Incentive Awards of Options for which the Shares have a current Fair Market Value that is less than the Fair Market Value of the Shares under the Option on the date of grant, (f) to the extent applicable, decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act, (g) amend any Stock Option or SAR to reduce its initial Exercise Price or grant price, (h) cancel or replace any Stock Option or SAR with Stock Options or SARs having a lower Exercise Price or grant price or (i) to the extent applicable, modify the Performance Criteria for Awards intended to qualify for the Performance-Based Exemption.

Except as otherwise provided in Section 6.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written or electronic consent of such Grantee or other designated holder of such Incentive Award.

In addition, to the extent that the Committee determines that (a) the listing or qualification requirements of any national securities exchange or quotation system on which the Common Stock is then listed or quoted, if applicable, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company’s stockholders.

6.7	Requirements of Law

The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  Certificates evidencing Shares of Common Stock delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable.  The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

6.8	Rule 16b-3 Securities Law Compliance and Compliance with Company Policies

With respect to Insiders to the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act.  With respect to Grantees who are directors or executive officers of the Company, transactions under the Plan are intended to comply with Securities Regulation BTR and, with respect to all Grantees, with the Company’s insider trading policies as revised from time to time or such other similar Company policies, including but not limited to, policies relating to black out periods.  Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention.  However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

6.9	Successors

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

6.10	Miscellaneous Provisions

(a)  No Employee, Consultant, Outside Director, or other person shall have any claim or right to be granted an Incentive Award under the Plan.  Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Consultant, or Outside Director any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

(b)  No Shares of Common Stock shall be issued hereunder unless counsel for the Company is then reasonably satisfied that such issuance will be in compliance with federal and state securities laws, if applicable.

(c)  The expenses of the Plan shall be borne by the Company.

(d)  By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

6.11	Severability

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

6.12	Gender and Headings

Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural.  Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

6.13	Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

6.14	Compliance with Code Section 409A

To the extent that the Committee determines that any Incentive Award granted under the Plan is subject to Section 409A of the Code, the applicable Award Letter shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code.  To the extent applicable, the Plan and Award Letters shall be interpreted and construed in compliance with Section 409A of the Code and Treasury Department regulations and other interpretive guidance issued thereunder.  In the event that the Board determines that any Award may be subject to Section 409A of the Code, the Board may, without the consent of Participants, including the affected Participant, but subject to the stockholder approval requirements of Section 6.6, if applicable, adopt such amendments to the Plan and the applicable Award Letters or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Incentive Award from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code and Treasury Department regulations and other interpretive guidance issued thereunder.

IN WITNESS WHEREOF, Bristow has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer.

BRISTOW GROUP INC.

By:           /S/ Randall A. Stafford
   Randall A. Stafford
   Vice President and General Counsel,
          Corporate Secretary